Exhibit 99.1

ArrowMark Financial Corp. Reports Fourth Quarter 2021 Results

DENVER, February 28, 2022– ArrowMark Financial Corp. (Nasdaq: BANX) (“ArrowMark Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the fourth fiscal quarter ended December 31, 2021.

Fourth Quarter 2021 Investment Highlights:

•	Invested approximately $22.5 million in five investments

•	Realized proceeds of approximately $5.0 million from a full call in one investment

•	Realized proceeds of approximately $5.0 million from the partial sale of one investment

•	Realized proceeds from paydowns and partial paydowns of $4.1 million from nine investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at ir.arrowmarkfinancialcorp.com, under SEC filings.

The estimated annualized yield generated by the invested portfolio as of December 31, 2021 (excluding cash and cash equivalents) was approximately 9.48%, up from 9.20% in the prior quarter.

Fourth Quarter 2021 Financial Results

Net investment income was $2,870,872 or $0.41 per share, comprised of $4,547,360 gross income, and $1,676,488 of expenses. The Company also reported a net realized and unrealized loss on investments of $(0.09) per share. Net Assets at quarter end were $153,502,898. The Company’s Net Asset Value was $21.70 per share, down ($0.16) from the prior quarter. The Net Asset Value at the end of the quarter reflected the Company’s regular fourth quarter cash dividend and special cash dividend.

In the fourth quarter, the Company paid a regular cash distribution of $0.38 per share. The Company also paid a $0.10 special cash dividend for a total declared distribution of $0.48 per share. The distribution was paid on January 5, 2022 to shareholders of record at the close of business on December 29, 2021.

The Company had $60.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 27% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

During the quarter, the Company invested a total of $22.5 million in five bank-related regulatory relief capital investments. The Company received total proceeds of approximately $14.1 million, including a full call of $5.0 million from one investment, the partial sale of $5.0 million iShares S&P U.S. Preferred Stock Index Fund (PFF) and $4.1 million from paydowns and partial paydowns from nine investments.

Quarterly Conference Call

ArrowMark Financial will host a webcast and conference call on February 28, 2022 at 5:00 pm Eastern time. The call will include a presentation hosted by Chairman & CEO, Sanjai Bhonsle and Patrick J. Farrell, Chief Financial Officer. There will be no open Q&A session. All questions can be immediately addressed by calling ArrowMark Financial’s Investor Relations at 212-468-5441 or emailing jmuraco@arrowmarkpartners.com to schedule a meeting with the management.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting ArrowMark Financial’s investor relations website at ir.arrowmarkfinancialcorp.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.  A replay will be available shortly after the call and be available through midnight (Eastern Time) on March 14, 2022. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13726905. The archive of the webcast will be available on the Company’s website for a limited time.

About ArrowMark Financial Corp.

ArrowMark Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income. ArrowMark Financial is managed by ArrowMark Asset Management, LLC.

Disclaimer and Risk Factors:

There is no assurance that ArrowMark Financial will achieve its investment objective. ArrowMark Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of ArrowMark Financial may not be appropriate for all investors. Investors should review and consider carefully ArrowMark Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at ir.arrowmarkfinancialcorp.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

ARROWMARK FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	December 31, 2021	September 30, 2021
Assets
Investments in securities, at fair value cost: $215,028,234 and $204,493,895 respectively)	$215,432,075	$206,017,271
Interest and dividends receivable	2,494,786	2,710,372
Other receivable	-	6,125
Foreign cash (cost: $10,792 and $0 respectively)	10,887	-
Cash	72,891	224,712
Unrealized appreciation on forward currency exchange contracts	-	1,194,584
Prepaid assets	727,349	711,845
Total assets	218,737,988	210,864,909

Liabilities
Loan payable	60,000,000	55,000,000
Dividends payable	3,396,206	-
Investment advisory fee payable	962,124	854,866
Loan interest payable	6,473	-
Unrealized depreciation on forward currency exchange contracts	599,099	-
Accrued expenses payable	271,188	464,760
Total liabilities	65,235,090	56,319,626
Net Assets	$153,502,898	$154,545,283

Net Assets consist of:
Common stock at par ($0.001 per share)	$7,075	$7,070
Paid-in-Capital	156,147,278	156,020,173
Total distributable earnings / (loss)	(2,651,455)	(1,481,960)
Net Assets	$153,502,898	$154,545,283

Net Asset Value Per Share:
Common Stock Shares Outstanding	7,075,430	7,069,659
Net asset value per common share	$21.70	$21.86
Market price per share	$21.97	$22.05
Market price premium to net asset value per share	1.24%	0.87%

ARROWMARK FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended December 31, 2021	For The Three Months Ended September 30, 2021
Investment Income
Interest	$4,060,490	$3,816,714
Dividends	406,663	558,441
Origination fee income	32,278	32,278
Other income (service fees and due diligence fees)	47,929	29,586
Total Investment Income	4,547,360	4,437,019

Expenses
Investment advisory fees	962,124	929,866
Interest expense	389,628	312,679
Directors’ fees	124,249	104,721
Transfer agent, custodian fees and administrator fees	22,159	73,159
Bank administration fees	40,457	40,457
Professional fees	59,313	79,313
ABA marketing and licensing fees	-	17,650
Investor relations fees	38,205	31,204
Insurance expense	18,148	18,148
Valuation fees	15,151	15,152
Miscellaneous fees (proxy, rating agency, etc.)	7,054	90,390
Total expenses	1,676,488	1,712,739
Less: Advisory fee waiver	-	(75,000)
Net expenses after waivers	1,676,488	1,637,739
Net Investment Income	2,870,872	2,799,280

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized gain / (loss) on investments	(142,123)	374,742
Net realized gain from forward foreign currency contracts	2,466,372	(550,632)
Net realized gain / (loss) from foreign currency translations	(74,735)	955,183
Net change in net unrealized appreciation / (depreciation) on investments	(1,119,535)	(1,510,227)
Net change in unrealized appreciation / (depreciation) on written options	-	-
Net change in unrealized appreciation / (depreciation) on forward currency contracts	(1,793,683)	1,163,219
Net change in unrealized appreciation / (depreciation) on foreign currency translations	19,538	(182,488)
Net realized and unrealized gain/(loss) on investments, written options, forward foreign currency contracts and foreign currency translations	(644,166)	249,797

Net Increase in Net Assets Resulting From Operations	$2,226,706	$3,049,077

ARROWMARK FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended December 31, 2021
Per Share Operating Performance
Net Asset Value, beginning of period	$21.86
Net investment income(1)	0.41
Net realized and unrealized gain on investments	(0.09)
Total from investment operations	0.32

Less distributions to shareholders
From net investment income	(0.48)
Total distributions	(0.48)

Net asset value, end of period	$21.70
Per share market value, end of period	$21.97

Total Investment Return (2)
Based on market value	1.84%
Based on net asset value	1.46%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$153.5
Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.31%
Expenses after waivers(5)*	4.31%
Net investment income(6)*	7.39%
Portfolio turnover rate **	7%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$60,000
Asset coverage per $1,000 for revolving credit agreement(7)	3,558

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.31%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.18%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.18%.
(6)	Ratio of net investment income to average managed assets equals 5.44%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized